                                                                  Execution Copy
                                                                  --------------



                             Dated 14th July 1995
                             --------------------



                           Almira Enterprises, Inc.
                                   as owner



                                      to



                  Effjohn International Cruise Holdings Inc.
                                   as lender



                    ---------------------------------------

                      First Priority Panamanian Mortgage

                                    - on -

                               "ENCHANTED ISLE"

                    --------------------------------------



                          Sinclair Roche & Temperley
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2NN
                              Tel: 0171-638 9044
                                Ref: JPM/180210

                                     INDEX
                                     -----

Clause         Subject                                                     Page
- ------         -------                                                     ----
1.     Definitions And Construction........................................   1

2.     Performance Of Obligations Under Security Documents.................   4

3.     Security............................................................   4

4.     Insurance...........................................................   5

5.     Operation And Maintenance...........................................  11

6.     Protection And Maintenance Of Security..............................  16

7.     Enforcement Of Rights...............................................  17

8.     Application Of Moneys...............................................  19

9.     Waiver Of Preferred Status..........................................  19

10.    Miscellaneous.......................................................  20

11.    Notices.............................................................  21

12.    Jurisdiction........................................................  22

13.    Governing Law.......................................................  23

14.    Assignment..........................................................  23

15.    Counterparts........................................................  23

16.    Appointment Of Agent In Panama......................................  23

Schedule "A"...............................................................  26

THIS FIRST PREFERRED NAVAL MORTGAGE is made the 14th day of July 1995 by:-

(1) ALMIRA ENTERPRISES, INC., a company incorporated under the laws of the Republic of Panama whose registered office is at c/o Galindo Arias & Lopez, 200 Via Espana, Panama 5, Panama City, Republic of Panama (the "Owner") in favour of:-

(2) EFFJOHN INTERNATIONAL CRUISE HOLDINGS INC., a company incorporated under the laws of the Cayman Islands whose registered office is at c/o Caledonian Bank & Trust Limited, P O Box 1043, Grand Cayman, Cayman Islands (the "Mortgagee");

WHEREAS:-

(A) The Owner is the sole registered and beneficial owner of the whole of the M.V. "ENCHANTED ISLE" duly documented in the name of the Owner under the laws and flag of Panama under Provisional Patente Number 12525-PEXT-6 having radio call letters in the International Code of Signals 3FMG2 with a registered gross capacity in tons of 14,208.12 registered net capacity in tons of 5,472.95 length of 175.14 metres breadth of 26.84 metres and depth of 12.09 metres.

(B) By a loan agreement dated 14 July 1995 (the "Loan Agreement") (a copy of which is annexed hereto as "Schedule A" and hereby made part hereof) and made between (i) the Owner and Azure Investments, Inc. as borrowers (together the "Borrowers") (ii) the Mortgagee and (iii) New Commodore Cruise Lines Limited and Commodore Holdings Limited (together the "Guarantors") the Mortgagee agreed to advance to the Borrowers a loan (the "Loan") of USD24,500,000 on the terms and conditions set out therein.

(C) To secure the repayment of the Loan interest thereon and the due performance and observance of all the agreements, covenants and provisions contained in this Mortgage and in the other Security Documents the Owner has duly authorised the execution and delivery of this First Preferred Naval Mortgage.


1.    DEFINITIONS AND CONSTRUCTION
      ----------------------------

1.1   Definitions
      -----------

      In this Mortgage (unless the context otherwise requires):-

      (A) "Default Rate" means the rate of interest determined in accordance with Clause 6.5 of the Loan Agreement;

      (B) "Environmental Approvals" means all approvals, licences, permits, exemptions or authorisations required under applicable Environmental Laws;

      (C)   "Environmental Claim" means:-

            (a) any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident; or

            (b) any claim by any other third party howsoever relating to or arising out of an Environmental Incident,

                  and in each case "claim" shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise;

      (D)   "Environmental Incident" means:-

            (a) any release of Environmentally Sensitive Material from the Vessel; or

            (b) any incident in which Environmentally Sensitive Material is released from a ship other than the Vessel and which involves collision between the Vessel and such other ship or some other incident of navigation or operation, in either case, where the Vessel, the Owner or the Bareboat Charterer is actually or allegedly at fault or otherwise liable (in whole or in part); or

            (c) any incident in which Environmentally Sensitive Material is released from a ship other than the Vessel and where the Vessel is actually or potentially liable to be arrested as a result and/or where the Owner or the Bareboat Charterer is actually or allegedly at fault or otherwise liable;

      (E) "Environmental Laws" means all laws, regulations, conventions and agreements whatsoever relating to pollution or protection of the environment (including, but not limited to, the United States Oil Pollution Act of 1990 and any comparable laws of the individual States of the United States of America);

      (F) "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalised by or pursuant to any Environmental Law;

      (G) "Outstanding Indebtedness" means all sums of any kind arising at any time for any reason payable actually or contingently by the Borrowers under or pursuant to this Mortgage and each of the other Security Documents (whether by way of payment of principal, payment of interest or default interest, payment upon any indemnity or counter-indemnity, reimbursements for costs or otherwise howsoever);

      (H) "Vessel" means the ship described in Recital (A) and includes her machinery, outfit, spare gear, fuel and consumable or other stores, belongings and appurtenances, whether on board or ashore and whether now owned or hereafter acquired;

      (I) words and expressions defined in the Loan Agreement shall have the same meanings when used in this Mortgage except where the same words and expressions are defined differently herein.

1.2   Construction
      ------------

      In this Mortgage unless the context otherwise requires:-

      (A) Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage;

      (B) references to Clauses and Schedules are to be construed as references to clauses of and schedules to this Mortgage unless otherwise stated and references to this Mortgage are to be construed as references to this Mortgage including its Schedules;

      (C) references to (or to any specified provision thereof) of this Mortgage or any other Subject Document shall be construed as reference to this Mortgage, that provision or that Subject Document as from time to time amended, supplemented and/or novated;

      (D) without prejudice to the provisions of Clause 14 references to any party to this Mortgage or any such other Subject Document shall include reference to such party's successors and permitted assigns;

      (E) words importing the plural shall include the singular and vice versa;

      (F) references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

      (G) where any matter under any Security Document requires the approval or consent of the Mortgagee such approval or consent shall not be deemed to have been given unless the approval or consent is given in writing; where any matter under any Security Document is required to be acceptable to the Mortgagee, the Mortgagee shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; the Mortgagee may give or withhold its consent, approval or acceptance under any Security Document subject to it not being unreasonably withheld or delayed and such consent, approval or acceptance may be given by the Mortgagee subject to such conditions as it may reasonably impose;

      (H) a certificate by the Mortgagee as to any amount due or calculation made hereunder shall be conclusive except for manifest error; and

      (I) references to any statutory or other legislative provision are to be construed as references to any such statute or other legislative provision as the same may be re-enacted or modified or substituted by any subsequent statute or legislative provision.

2.    PERFORMANCE OF OBLIGATIONS UNDER SECURITY DOCUMENTS
      ---------------------------------------------------

      The Owner hereby undertakes to the Mortgagee that:-

2.1 it will repay the Loan and pay interest in accordance with the Loan Agreement and will pay all other amounts due or to become due to the Mortgagee in accordance with the Security Documents to which it is a party and that it will duly perform its other obligations under the Security Documents; and

2.2 it will pay interest at the Default Rate on any moneys which are due in accordance with the Security Documents but unpaid from the date on which such moneys were due until the date of receipt by the Mortgagee (whether before or after judgment).

3.    SECURITY
      --------

3.1   Mortgage
      --------

      In consideration of the agreement of the Mortgagee to make the Loan available to the Borrowers and in order to secure the Outstanding Indebtedness in accordance with the provisions of the Security Documents and to secure the due performance and observance of all of the agreements, covenants, undertakings and provisions contained in this Mortgage and in the other Security Documents to which the Owner is a party, the Owner hereby executes and constitutes a first preferred naval mortgage on the whole of the Vessel to the Mortgagee.

3.2   Panamanian Legislation
      ----------------------

      This Mortgage is granted in accordance with the provisions of Chapter V Title IV of Book Second of the Code of Commerce of the Republic of Panama and of the pertinent provisions of the Civil Code and other legislation of the Republic of Panama .

3.3   Extent of security
      ------------------

      By virtue of this Mortgage, the Owner shall have and hold the Vessel unto the Mortgagee for its own use and benefit for use upon the terms set out herein for the enforcement of payment of the Loan and interest thereon in accordance with the provisions of the Security Documents and to secure the performance and observance of and the compliance with the covenants terms and conditions contained expressed or implied in this Mortgage and the other Security Documents

3.4   Discharge
      ---------

      If the Owner repays the Loan and pays interest thereon in accordance with the terms of this Mortgage and any other sums owing under this Mortgage and performs and complies with all the covenants terms and conditions herein contained the rights hereunder shall cease, terminate and be void but shall otherwise remain in full force and effect.

4.    INSURANCE
      ---------

4.1   Duration
      --------

      The Owner undertakes to the Mortgagee that throughout the Security Period it will at its own expense effect and maintain insurance in accordance with the following provisions of this Clause.

4.2   Risks insured
      -------------

      The Owner will insure the Vessel and keep her insured in the name of the Owner and, if required, the Mortgagee against loss or damage from any cause whatsoever including fire and usual marine risks, excess risks, war risks and additional perils (and such other perils as the Mortgagee may reasonably require).

4.3   Amount insured
      --------------

      For the purposes of all hull and machinery and war and political risks insurance the Vessel and the Seas shall be insured on an agreed value basis for the greater of:-

      (A)   an amount which is equal to 120% of the Loan; and

      (B) the aggregate market value of the Vessel and the Seas for the time being as agreed between the Owner and the Mortgagee or, failing agreement, as determined by the Mortgagee in its sole discretion.

4.4   Hull and Machinery Insurances
      -----------------------------

      The Owner will effect and maintain hull and machinery insurance on the usual Institute hull clauses (or as otherwise agreed by the Mortgagee) with policy limits agreed by the Mortgagee from time to time and including an endorsement that a breach of warranty by one assured shall not invalidate the insurance as to all other named insureds.

4.5   War risks
      ---------

      The Owner will effect and maintain war risks insurance with policy limits agreed by the Mortgagee from time to time and including an endorsement that a breach of warranty by one assured shall not invalidate the insurance as to all other named insureds.

4.6   Port risk cover
      ---------------

      While the Vessel is laid up and if the Mortgagee approves, port risk insurance may be taken out on the Vessel by the Owner instead of hull insurance, on terms and for amounts approved by the Mortgagee.

4.7   Protection and Indemnity coverage
      ---------------------------------

      The Owner will effect and maintain insurance or an entry or entries in a protection and indemnity association in the name of the Owner on such terms and in such amounts as the Mortgagee may require in respect of protection and indemnity risks (other than in respect of crew) for which cover is available from a first class protection and indemnity association.

      Without limitation, the risks to be insured shall include:-

      (A) claims of employees, agents or sub-contractors of the Owner, the Bareboat Charterer, any other charterer of the Vessel, passengers, third parties (including governments or other authorities) and their dependants who may suffer damage to property, financial loss or personal injury or arising from the death of any such persons;

      (B) such other risks as may be required by statute, order or regulations of the Republic of Panama and of all other countries to whose jurisdiction the Vessel may from time to time become subject and/or which the Mortgagee may direct; and

      (C) Protection and indemnity insurance (as well as required insurance against liability for pollution or the spillage or leakage of cargo) which shall:

            (i) be in the highest amount from time to time available for ships of the same type, size, age and flag as the Vessel. Without limitation of the foregoing, coverage against liability for pollution or the spillage or leakage of cargo shall in no event be less than USD500,000,000 for any one incident or such other amount which may be the highest available cover from time to time from a first class protection and indemnity association;

            (ii) if applicable include as areas of its cover the United States of America and the Exclusive Economic Zone of the United States of America ("EEZ") as such term is defined in the US Oil Pollution Act of 1990. The Owner shall procure that the protection and indemnity cover in respect of the Vessel shall at no time contain a clause excluding the Vessel from trading in United States' or EEZ waters (a "US Trading Exclusion Clause") and for this purpose the Owner shall deliver to the relevant protection and indemnity association such quarterly or other declarations of the Vessel's voyages as may from time to time be required in accordance with the association's rules to obtain deletion of the US Trading Exclusion Clause. The Owner agrees to deliver to the Mortgagee a copy of each such voyage declaration simultaneously with its being delivered to the protection and indemnity association. The Owner further agrees to provide the Mortgagee with such evidence as it shall reasonably request that the US Trading Exclusion Clause has been and remains deleted and undertakes to use its best endeavours, if requested by the Mortgagee, to procure that the protection and indemnity association confirms such deletion in writing direct to the Mortgagee; and

            (iii) include as areas of cover all other jurisdictions which may require specific inclusion following the promulgation of legislation imposing liability for oil pollution which requires specific cover under current protection and indemnity association rules.

4.8   Terms of cover
      --------------

      The Owner shall ensure that the Insurances shall:-

      (A) be effected through brokers and with insurance companies, underwriters, war risks and protection and indemnity associations each internationally recognised and approved by the Mortgagee;

      (B)   be in a form and on terms and in amounts approved by the Mortgagee;

      (C) provide that all amounts payable thereunder shall be payable in Dollars or another currency approved by the Mortgagee;

      (D) if the Mortgagee shall not have effected and maintained a mortgagee's interest policy pursuant to Clause 4.21, include a provision on terms approved by the Mortgagee whereby no breach of warranty or condition or lack of due diligence on the part of the Owner shall prevent or prejudice the Mortgagee collecting the full amount which it would have been entitled to receive as assignee of the Insurances but for such breach or lack of due diligence;

      (E) provide that they may not lapse, be terminated, cancelled or materially modified without thirty days' prior notice to the Mortgagee and to such other persons as the Mortgagee may nominate;

      (F) be endorsed with a note of the Mortgagee's interest, and shall further ensure that such interest is endorsed upon all slips, cover notes and other instruments of insurance, in a form satisfactory to the Mortgagee and a notice of assignment and a loss payable and notice of cancellation clause in such terms as the Mortgagee may require.

4.9   Production of insurance documents
      ---------------------------------

      When requested the Owner shall produce certified copies of the policies, certificates of insurance or entry and cover notes in respect of the Insurances (or evidence of their existence) to the Mortgagee. In the case of the Insurances the Owner shall produce to the Mortgagee evidence of each such renewal at least fourteen (14) days before expiry.

4.10  Payment of premiums and calls
      -----------------------------

      The Owner shall promptly pay all premiums and calls and shall produce to the Mortgagee the receipts (or other evidence of payment) for such premiums and calls within fourteen (14) days of such payment together with a letter from the broker, insurance company, war risks or protection and indemnity association to which the premium or call is paid, confirming that no credit has been extended or is outstanding in respect of premiums or calls or, if credit has been extended, the terms of such credit and amount of premiums and calls then outstanding. The Owner shall not take credit in respect of the payment of premiums or calls without the approval of the Mortgagee. The Owner shall procure that its brokers and the insurance companies with which the Vessel is insured and the protection and indemnity association and/or war risk association in which the Vessel is entered shall waive any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel.

4.11  Information from brokers
      ------------------------

      The Owner shall procure that its insurance brokers give to the Mortgagee and its insurance advisers such information as to the Insurances as the Mortgagee or its insurance advisers may request.

4.12  Notice of amendments to cover
      -----------------------------

      If any variation is made to the Insurances or if any other insurance in relation to the Vessel or to third party risks in relation thereto is taken out, the Owner shall forthwith give written notice to the Mortgagee. The Owner shall not be entitled to make any alteration to any of the Insurances without the consent of the Mortgagee and shall not take any action or omit to take any action which would render any instrument of insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part.

4.13  Letters of undertaking
      ----------------------

      The Owner shall cause its insurers, brokers and/or the managers of any protection and indemnity or war risks association in which the Vessel may be entered to deliver to the Mortgagee letters of undertaking in such terms as the Mortgagee may reasonably require.

4.14  Cover in case of default by Owner
      ---------------------------------

      If the Owner shall fail to comply with any of the provisions of this Clause, the Mortgagee shall be entitled to procure that insurance is effected in accordance with the provisions of this Clause (at the Owner's expense). Alternatively or in addition (without prejudice to the rights of the Mortgagee under Clause 7) whilst such failure is continuing the Mortgagee may require the Vessel to remain in port (or proceed to and remain in a reasonably convenient port designated by the Mortgagee) until such provisions are fully complied with.

4.15  Total loss
      ----------

      In the event of a Total Loss the proceeds of all insurance claims shall be payable to the Mortgagee without deduction or withholding except for customary brokers' collection commissions and save as provided in Clause
      7.3 of the Loan Agreement the Mortgagee shall apply the proceeds in accordance with the provisions of Clause 8.

4.16  Average damage
      --------------

      In the event of the occurrence of any loss or damage other than a Total Loss, insurance moneys in respect of such loss or damage shall be paid to the Mortgagee (subject to the provisions of any loss payable and notice of cancellation clause approved by the Mortgagee) and:-

      (A)   if no Event of Default has occurred, the Mortgagee shall, either
                                                                      ------
            consent that such moneys on receipt by the Mortgagee shall be applied for repairs, salvage or other charges or, if the Owner has
                                                          --
            first fully repaired the damage or secured complete discharge of the liability insured against the Mortgagee shall reimburse the Owner therefor up to the amount received by the Mortgagee PROVIDED THAT the insurers through whom the fire and usual marine risks insurances are effected may in the case of a major casualty (being a claim in excess of USD1,500,000 or its equivalent in another currency) and with the previous consent in writing of the Mortgagee make payment on account of repairs in the course of being effected; or

      (B) if an Event of Default has occurred, the Mortgagee shall be entitled to receive such insurance moneys from the underwriters or insurers and may apply them in prepayment of the Loan and/or other amounts due or to become due under the Loan Agreement or under this Mortgage or under any other Security Document.

4.17  Receipt of proceeds by Owner
      ----------------------------

      If, despite the provisions of Clauses 4.15 and 4.16 the Owner receives any insurance moneys before having made good the loss or restoring the damage or discharging the liability in respect of which the moneys are paid, the Owner shall (unless the Mortgagee agrees otherwise) immediately pay the moneys to the Mortgagee (and until payment the Owner shall hold the moneys on trust for the Mortgagee). The provisions of Clause 4.15 shall apply if the moneys are received in respect of a Total Loss and the provisions of Clause 4.16 if the moneys are received in respect of any other insurance claim.

4.18  Independent report
      ------------------

      At the request of the Mortgagee, the Owner will at its expense promptly either once a year if there is no change to the then current Insurances or from time to time if there are changes to the then current Insurances provide the Mortgagee with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee to examine the adequacy of the Insurances and shall procure that there is delivered to such brokers any and all information in relation to the Insurances as the brokers may require for the purposes of such report. Each such report shall affirm compliance of the Insurances with the requirements of this Clause 4.18 and state such brokers' opinion as to the adequacy thereof for the protection of the interests of the Mortgagee.

4.19  Assistance by Owner
      -------------------

      The Owner undertakes to do all things necessary and to provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which at any time become due in respect of the Insurances and for such purpose the Owner shall permit the Mortgagee if necessary to sue in the name of the Owner. The Owner will not settle, compromise or abandon claims under the Insurances for a Total Loss or major casualty (being a claim in excess of USD1,500,000 or its equivalent in another currency) without the consent of the Mortgagee.

4.20  Employment in conformity with insurance cover
      ---------------------------------------------

      The Owner will not at any time employ the Vessel or permit her to be employed except in accordance with the terms of the Insurances (including any express or implied warranties) without first obtaining the consent of the underwriters or insurers or protection and indemnity or war risk association to such employment and complying with requirements as to extra premium and other requirements prescribed by them.

4.21  Mortgagee's interest insurance
      ------------------------------

      The Mortgagee shall effect a mortgagee's interest policy (to include, if required, cover in respect of Additional Perils) in respect of its interest in the Vessel as mortgagee on such terms as the Mortgagee considers appropriate. It is agreed that the mortgagee's interest insurance in respect of the Vessel shall not exceed 120% of the Loan. The Owner will pay to the Mortgagee on demand the cost of effecting and maintaining this insurance.

4.22  Certificates of Financial Responsibility
      ----------------------------------------

      The Owner will ensure that the Vessel holds certificates of Financial Responsibility as required by the Oil Pollution Act.

5.    OPERATION AND MAINTENANCE
      -------------------------

5.1   Duration
      --------

      The Owner undertakes to the Mortgagee that it will comply with the obligations set out in this Clause at its own expense throughout the Security Period.

5.2   Standard of maintenance
      -----------------------

      The Owner will keep the Vessel in a good and efficient state of repair so as to entitle the Vessel to maintain its current classification free of all recommendations and qualifications with Lloyds Register of Shipping or such other classification society approved by the Mortgagee. On the date hereof and annually thereafter, the Owner will furnish to the Mortgagee a statement by such classification society that such classification is maintained. The Owner will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. No part or item of equipment shall be removed unless it is replaced forthwith by a suitable part or item and the replacement part is (i) in the same or better condition than that removed; (ii) free from any Encumbrance in favour of any person other than the Mortgagee and (iii) is subject to the security constituted by this Mortgage. The Owner will not make any substantial modifications or alterations to the Vessel or any part thereof without the prior consent of the Mortgagee, save that the Owner is entitled to modify or alter the Vessel if such modification or alteration can reasonably be said to have enhanced the value of the Vessel.

5.3   Survey
      ------

      The Owner will submit the Vessel to continuous survey and such other surveys as may be required for classification purposes and, if so required by the Mortgagee, the Owner will supply to the Mortgagee copies in English of the survey reports.

5.4   Inspection
      ----------

      The Owner will permit surveyors or agents appointed by the Mortgagee to board the Vessel at all reasonable times to inspect her condition or satisfy themselves as to repairs proposed or already carried out. The Owner will afford all proper facilities for such inspections.

5.5   Employment to comply with law
      -----------------------------

      The Owner will not employ the Vessel or permit her employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) the Owner will not employ the Vessel or permit her employment in carrying any contraband goods.

5.6   Information
      -----------

      The Owner will promptly provide the Mortgagee with all information which the Mortgagee may periodically require regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment and otherwise concerning the Vessel.

5.7   Notification of accidents, etc.
      -------------------------------

      The Owner will give notice to the Mortgagee forthwith and in reasonable detail of:-

      (A) accidents to the Vessel involving repairs the cost of which will or is likely to exceed USD1,500,000 (or its equivalent in another currency);

      (B)   the Vessel becoming or being likely to become a Total Loss;

      (C) any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

      (D) any writ served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel her Earnings or Insurances;

      (E)   the occurrence of any Event of Default or Possible Event of Default;

      (F) the Vessel ceasing to be registered as a Panamanian ship or anything which is done or not done whereby such registration may be imperilled;

      (G) it becoming impossible or unlawful for the Owner to fulfil any of its obligations under the Security Documents;

      (H) anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by this Mortgage;

      (I)   the intended drydocking of the Vessel; and

      (J) any Environmental Claim being made against the Owner, the Bareboat Charterer or otherwise in connection with the Vessel or any Environmental

            Incident occurring, and to keep the Mortgagee advised in writing on such regular basis and in such detail as the Mortgagee shall require of the Owner's response to each Environmental Claim or Environmental Incident.

5.8   Payment of trading expenses and wages
      -------------------------------------

      The Owner will promptly pay and discharge all debts, damages and liabilities, taxes, assessments, governmental charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof. As and when the Mortgagee may so require and upon giving reasonable notice the Owner will make such books available for inspection on behalf of the Mortgagee and provide evidence satisfactory to the Mortgagee that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection.

5.9   Negative pledge
      ---------------

      Save as contemplated by the other Security Documents, the Owner will not without the prior consent of the Mortgagee agree to or actually mortgage, charge, assign or in any other way encumber the Vessel or any share or interest therein. Neither the Owner, nor the master, nor any charterer of the Vessel, nor any other person has the right or authority to create, incur or permit the creation or continuance of any such mortgage, charge or assignment or encumbrance to or in favour of any person other than the Mortgagee or liens in respect of crew's wages or salvage.

5.10  Avoidance of repairer's liens
      -----------------------------

      The Owner will not put the Vessel into the possession of any person without the prior consent of the Mortgagee (such consent not to be unreasonably withheld by reason only that such person shall not provide a written undertaking to the Mortgagee whereby it agrees not to exercise its lien on the Vessel or her Earnings for the cost of such work or any other reason) for the purpose of work being done on her in an amount exceeding or likely to exceed USD1,500,000 or its equivalent in another currency.

5.11  Management
      ----------

      The Owner will not without the prior written consent of the Mortgagee appoint a commercial manager of the Vessel other than the Bareboat Charterer or a technical manager of the Vessel other than the Technical Manager nor cause or allow the Isle Charter or the Technical Management Agreement to be amended.

5.12  Avoidance and discharge of other liens
      --------------------------------------

      The Owner will promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject. If the Vessel is arrested or detained for any reason the Owner will, upon receiving notice thereof, procure the prompt release of the Vessel by providing bail or taking such other steps as the circumstances may require.

5.13  Notice as to outstanding debts
      ------------------------------

      The Owner will give to the Mortgagee at such times as it may from time to time require (which will normally be no more than twice per annum) a certificate, duly signed on behalf of the Owner as to the amount of any debts, damages and liabilities relating to the Vessel only and, if so required by the Mortgagee, forthwith discharge such debts, damages and liabilities to the Mortgagee's satisfaction.

5.14  Restriction on sale or transfer
      -------------------------------

      Except as specifically permitted by the provisions of Clause 15.2(j) of the Loan Agreement, the Owner will not without the Mortgagee's prior consent agree to or actually sell, assign or otherwise transfer or dispose of the Vessel or any share or interest therein.

5.15  Restrictions on employment
      --------------------------

      The Owner will not without the Mortgagee's prior consent let or employ the Vessel below the market rate prevailing at the time the Vessel is fixed:-

      (A)   (other than the Isle Charter) on demise charter for any period; or

      (B) by any time or consecutive voyage charter for a period which exceeds or by virtue of any optional extensions might exceed thirteen (13) months duration; or

      (C) on terms whereby more than two (2) months hire (or the equivalent) is payable in advance;

      Provided always that in respect of the matters referred to above in this clause 5.15 the Mortgagee's consent shall be deemed to have been given thereto if the Owner shall not have been informed by the Mortgagee either in writing or by word of mouth that such consent is refused within five
      (5) Banking Days of the time at which the application for such consent was acknowledged as received by the Mortgagee (who shall promptly give such acknowledgement).

5.16  Registration of Vessel
      ----------------------

      The Owner will maintain the registration of the Vessel (in its present name) as a Panamanian vessel at such port as the Mortgagee may approve. The Owner will not do or permit anything to be done whereby such registration may be forfeited or imperilled.

5.17  US Anti Drug Abuse Act
      ----------------------

      The Owner will take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade.

5.18  Notice of mortgage
      ------------------

      The Owner will do everything necessary under the laws of Panama for the purpose of perfecting and maintaining this Mortgage as a valid and enforceable first preferred mortgage and, in particular (but without limitation), it will:-

      (A) keep on board the Vessel each such document or record as may be required by law and cause such particulars relating to the Mortgage to be recorded as may be required by law:-

      (B) carry on board the Vessel with the ship's papers a properly certified copy of this Mortgage; and

      (C) keep prominently displayed in the chart room and in the master's cabin of the Vessel a framed printed notice (the print on which shall measure at least six inches by nine inches) reading as follows:-

                              "NOTICE OF MORTGAGE

                 This Vessel is owned by Almira Enterprises, Inc., and is subject to a first preferred mortgage in favour of Effjohn International Cruise Holdings Inc. Under the terms of the said Mortgage neither the Owner, nor the master, nor any charterer of the Vessel nor any other person has the right or authority to create, incur or permit any lien, charge or encumbrance to be placed on the Vessel other than sums for crews' wages and salvage".

5.19  Requisition of title, etc.
      --------------------------

      In the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by any Government of any country or any department, agency or representative thereof, or any authority acting or purporting to act under colour of government, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation of the Owner for its interest in the Vessel from such Government or department, agency or representative thereof, or from any other source, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership due to the Owner from such Government, department, agency or representative thereof, or any authority acting under colour of government or other source, is hereby declared payable to the Mortgagee, who shall be entitled to receive the same, and shall apply the same as provided in Clause 8.1 hereof; and in the event of any requisition, purchase or taking, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

5.20  Environmental Matters:  Representations and Warranties
      ------------------------------------------------------

      The Owner hereby represents and warrants to the Mortgagee that:-

      (A) having made reasonable enquiries, it is satisfied that all applicable Environmental Laws and Environmental Approvals relating to the Vessel, its operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with;

      (B) no Environmental Claim has been made or threatened against the Owner or the Bareboat Charterer or otherwise in connection with the Vessel; and

      (C)   no Environmental Incident has occurred.

6.    PROTECTION AND MAINTENANCE OF SECURITY
      --------------------------------------

6.1   Action to secure compliance
      ---------------------------

      The Mortgagee may at any time and as often as may be necessary take any such action as it may in its discretion think fit to protect and maintain the security created by the Security Documents (including, without limitation) the exercise of any of the rights set out in this Clause 6 and its rights as the Mortgagee of the Vessel and, if the Owner does not comply with the provisions of Clause 4 or Clause 5, the Mortgagee may take such action as it may in its entire discretion think fit to procure compliance with the terms thereof.

6.2   Reimbursement of cost
      ---------------------

      Each and every cost, expense or liability incurred by the Mortgagee referred to in this Clause shall be repayable to the Mortgagee by the Owner on demand together with interest thereon at the Default Rate from the date when the same was incurred until the date of actual receipt (as well after as before any judgment).

6.3   Remedies cumulative
      -------------------

      The provisions of this Clause shall be without prejudice to the Mortgagee's other rights under the Security Documents. The Mortgagee shall not be under any obligation to exercise any of its rights under this Clause.

7.    ENFORCEMENT OF RIGHTS
      ---------------------

      On the happening of any Event of Default the security created by this Mortgage shall become immediately enforceable and the Mortgagee shall become entitled as and when it may see fit to exercise immediately all the powers possessed by it as mortgagee of the Vessel by law and as set out in this Mortgage and in particular, but without limitation:-

      (A) to exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of applicable law;

      (B) to take possession of the Vessel whether actually or constructively and/or otherwise to take control of the Vessel wherever the Vessel may be and cause the Owner or any other person in possession of the Vessel forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred thereby and without having to render accounts to the Owner in association therewith;

      (C) to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be immediately delivered to such persons as the Mortgagee may nominate;

      (D) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances and to take over or institute all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit any brokers to charge the usual brokerage therefor;

      (E) to sell the Vessel or any share therein (but subject to the Mortgagee giving at least twenty (20) calendar days prior notice that he intends to sell the Vessel and such notice to be given to the Owner in accordance with Article 1527 of the Code of Commerce of the Republic of Panama) in any part of the world with or without notice to the Owner (without the benefit of the Isle Charter but with the benefit of any other charterparty or contract of employment and free of any claim of or by the Owner of any nature whatsoever) by public auction or private contract and upon such terms in the absence of wilful misconduct and gross negligence as the Mortgagee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss resulting from such sale or the postponement thereof and to purchase the Vessel itself and set off the purchase price against all or any part of the Outstanding Indebtedness. On any such sale of the Vessel or any share therein, the purchaser shall not be bound to see or enquire whether the power of sale herein has arisen, the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the application of the proceeds of sale or be in any way answerable therefor. The Owner agrees that any sale of the Vessel made in accordance with the foregoing provisions is made in a commercially reasonable manner insofar as the Owner is concerned;

      (F) to remove the Vessel or to require the Vessel to be removed from any place where she may be to any other place for the purposes of docking, laying up, repair, management, employment, maintenance, or sale or to preserve or maintain the security of the Mortgagee in the Vessel in such manner as the Mortgagee may in its complete discretion deem necessary;

      (G) to manage, insure, maintain and repair the Vessel and to employ or lay up the Vessel in the absence of wilful misconduct and gross negligence in such manner and for such period as the Mortgagee in its absolute discretion deems expedient; to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

      (H) by notice to the Owner to appoint a receiver of the whole or part of the Vessel. The receiver so appointed shall be the agent of the Owner (who shall be solely responsible for his acts and defaults and remuneration) and shall have power to exercise all or any of the powers conferred on the Mortgagee by law and by each Security Document and shall be entitled to the same protection as is granted to the Mortgagee under this Mortgage;

      (I) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with the Vessel as the Mortgagee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

      (J) the Mortgagee shall not be obliged (nor shall any receiver of the Vessel be obliged) to make any enquiry as to the nature or sufficiency of any payment received by it or on its behalf under this Mortgage or to make any claim or to take any action to collect any monies or enforce any rights to which the Mortgagee, or any such receiver, may at any time be entitled hereunder;

      (K) generally, in the absence of wilful misconduct and gross negligence to recover from the Owner on demand each and every expense, liability or loss incurred by the Mortgagee in or about or incidental to the exercise of any of the powers aforesaid.

8.    APPLICATION OF MONEYS
      ---------------------

8.1   Amounts paid to the Mortgagee
      -----------------------------

      All proceeds of sale of the Vessel and other moneys received by the Mortgagee under this Mortgage (subject, in the case of the Insurances payable in the event of a Total Loss, to the provisions of Clause 7.3 of the Loan Agreement and in the case of sale proceeds receivable in the event of a sale of a Vessel, to the provisions of Clause 7.4 of the Loan Agreement) be applied by the Mortgagee:-

      (A) Firstly to pay all legal fees, court costs and all other costs, expenses or advances whatsoever incurred or made in connection with the recovery of moneys under this Mortgage and/or the other Security Documents or the sale of the Vessel, the taking possession of the Vessel, the protection of the Mortgagee's security and/or in exercise of its rights hereunder under the other Security Documents and at law;

      (B) Secondly in payment of amounts due to the Mortgagee under the Security Documents in accordance with Clause 10.5 of the Loan Agreement.

8.2   Amounts paid to receiver
      ------------------------

      All proceeds of sale of the Vessel and all other moneys received by a receiver appointed pursuant to Clause 7(H) of this Mortgage and the other Security Documents shall be applied by the receiver firstly in payment of the remuneration of the receiver at the rate specified in the instrument appointing the receiver or otherwise reasonably agreed between the receiver and the Mortgagee and the balance shall be paid to the Mortgagee to be applied in accordance with Clause 8.1.

9.    WAIVER OF PREFERRED STATUS
      --------------------------

9.1 If any provision of this Mortgage should be deemed invalid or shall be deemed adversely to affect the first preferred status of this Mortgage under any applicable law, such provision shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

9.2 In the event that the Loan Agreement or this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision or any court, this shall not affect the validity and/or enforceability of all or any other parts of the Loan Agreement or the Mortgage or such documents or instruments and, in any such case, the Owner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may deem to be necessary to carry out the true intent of this Mortgage and of all amounts secured hereby.

9.3 Notwithstanding anything herein to the contrary it is intended that nothing herein shall waive the first preferred status of this Mortgage and that, if any provision or portion thereof herein shall be construed to waive the first preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

10.   MISCELLANEOUS
      -------------

10.1  Power of attorney
      -----------------

      The Owner hereby irrevocably appoints the Mortgagee and each receiver appointed pursuant to Clause 7(H) as its attorney-in-fact for the duration of the Security Period for the purpose of doing in its name all acts which the Owner itself could do in relation to the Vessel, including but not limited to the execution and delivery of a bill of sale transferring title to the Vessel and (if required) the execution and recording of a mortgage on the Vessel similar in form and content to this Mortgage. The power of attorney granted herein shall be exercisable only upon the occurrence of an Event of Default.

10.2  Delegation
      ----------

      The Mortgagee shall be entitled at any time and as often as it may consider to be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Clause 10.1) in such manner, upon such terms and to such persons as it may in its absolute discretion think fit.

10.3  Further assurance
      -----------------

      The Owner hereby further undertakes at its own expense to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectively mortgaging the Vessel or perfecting the security constituted by this Mortgage. The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the purpose of executing, signing, perfecting, doing and registering every such further assurance, document, act or thing as aforesaid.

10.4  Taking of action by Mortgagee
      -----------------------------

      The Mortgagee need not before exercising any of the rights, powers or remedies conferred upon it by this Mortgage, or by law (i) take action or obtain judgment against any Obligor or any other person in any court, (ii) make or file claim or proof in a winding-up or liquidation of any Obligor or of any other person or (iii) enforce or seek to enforce the recovery of the moneys and liabilities hereby and thereby secured or any other security for the performance in full of the obligations of the Obligor under the Security Documents.

10.5  Indulgence and variations
      -------------------------

      The Mortgagee may in its discretion (i) grant time or other indulgence or make any other arrangement in respect of any of the moneys and liabilities secured by this Mortgage or of any other security therefor or of any other company or companies, person or persons not parties hereto or (ii) vary any provision of the Security Documents or any of them or any document related thereto or any security therefor without prejudice to this security and the security created by this Mortgage shall not be in any way discharged or impaired by reason of any other circumstance which might (but for this provision) constitute a legal or equitable discharge of such security.

10.6  Exclusion of subrogation
      ------------------------

      The Owner shall not unless and until its obligations and each other Obligor's obligations under the Security Documents shall have been unconditionally and irrevocably paid and discharged in full be entitled to share in or succeed to or benefit from (whether by subrogation or otherwise) any rights which the Mortgagee may have or any security, indemnity or guarantee which the Mortgagee may hold in respect of indebtedness or liabilities of any Obligor or any proceeds thereof.

10.7  Exclusion of rights
      -------------------

      The Owner shall not without the prior written consent of the Mortgagee at any time prior to the unconditional and irrevocable payment and discharge in full of the obligations of the Obligors under the Security Documents have the benefit of, exercise, claim or enforce or attempt to have the benefit of, exercise, claim or enforce any rights (including any right of set-off) which the Owner may have against any Obligor or any other person arising by reason of or in connection with this Mortgage or any provision hereof or by reason of the Mortgagee having received a part only of the monies and liabilities outstanding under any of the Security Documents. Any monies or other property (including the benefit of any right of set-off) received by the Owner (with or without such consent) by virtue of any such exercise, enforcement or claim shall be held by the Owner in trust to be paid to the Mortgagee as if they were monies recovered under this Deed.

11.   NOTICES
      -------

11.1  Mode of communication
      ---------------------

      Except as otherwise provided herein each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but, unless otherwise stated, may be made by telex or telefax.

11.2  Address
      -------

      Any notice, demand or other communication to be made or delivered pursuant to this Mortgage shall be made or delivered as follows:-

      (i) if to the Owner to it at its registered address as aforesaid, telefax number (507) 2635335 marked for the attention of Alfonso Arias with copy to the Bareboat Charterer at 4000 Hollywood Boulevard, Hollywood, Florida 33021, telefax number (305) 9672147 marked for the attention of Alan Pritzker and Fred Mayer and a further copy to the Parent at c/o Ardon Management Services Ltd., c/o Richards Francis & Francis, Cedarpark Centre, 48 Cedar Avenue, Hamilton HM11, Bermuda, telefax number (809) 2920567 with a further copy to Broad & Cassel, Miami Centre, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131 telefax number (305) 373 9493 marked for the attention of James Cassel with a further copy to JeMJ Financial Services Inc, TelMed, Inc., 9350 S. Dixie Highway, Suite 1220, Miami, Florida 33156 telefax number (305) 238 6248 marked for the attention of Jeffrey I. Binder;

      (ii) if to the Mortgagee to it c/o Effjohn OY AB at Bulevardi 1A, PO Box 659, 00101 Helsinki, Finland telefax number 3580 627736 marked for the attention of finance department or such other address telex number or telefax number as each such addressee may specify to the other relevant party or parties by not less then fifteen (15) days' written notice.

11.3  Receipt
      -------

      Each such notice, demand, request or other communication shall be deemed to have been made or delivered when:-

      (A) (in the case of telex) the addressee's answerback shall have been received at the end of the transmission or (in the case of telefax) when a materially complete and legible copy of the communication has been received by the addressee (unless the date of despatch is not a Banking Day in the country of the addressee or the time of despatch is outside normal business hours in the country of the addressee, in which case such telex or telefax shall be deemed to have been received at the opening of business on the next such Banking Day); or

      (B) (in the case of any letter) when delivered to the addressee's address as specified in or notified pursuant to Clause 11.2 or, if sent by first class postage prepaid in an envelope addressed to the addressee at that address five (5) days after being deposited in the post.

11.4  Language
      --------

      Each notice, demand or other communication made or delivered by one party to another pursuant to this Mortgage shall be in the English language or accompanied by a certified English translation.

12.   JURISDICTION
      ------------

12.1  Submission to jurisdiction
      --------------------------

      For the exclusive benefit of the Mortgagee, the Owner hereby irrevocably submits to the non-exclusive jurisdiction of the courts of any country or state to the jurisdiction of which the Vessel may be subject without limiting the right of the Mortgagee to commence proceedings against the Owner in any jurisdiction it shall think fit or in any two or more jurisdictions.

12.2  Service of legal process
      ------------------------

      The Owner agrees that any legal process in connection with this Mortgage may be duly served if served on the master of the Vessel (or other officer for the time being in command) and/or in such other manner as the courts of the country in which such process is issued may permit or require.

13.   GOVERNING LAW
      -------------

      This Mortgage shall be governed by and construed in accordance with the laws of the Republic of Panama.

14.   ASSIGNMENT
      ----------

      This Mortgage shall enure to the benefit of each party hereto and its successors and assigns and the terms "Owner" and "Mortgagee" shall be construed accordingly. The Owner may not assign or transfer its rights or obligations hereunder including its right of redemption. The Mortgagee may at any time assign all or any part of its rights and benefits hereunder or transfer in accordance with Clause 19.2 of the Loan Agreement and the Owner hereby consents to the assignment on the date hereof by the Mortgagee to the Bank of its rights and benefits hereunder.

15.   COUNTERPARTS
      ------------

      This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

16.   APPOINTMENT OF AGENT IN PANAMA
      ------------------------------

      The parties hereby confer a special power of attorney on Tapia Linares Y Alfaro of the City of Panama in the Republic of Panama empowering such firm of lawyers to take all necessary steps to record this instrument of mortgage and the prohibition contained in Clause 5.9 in the appropriate registries in the City of Panama in accordance with the laws of the Republic of Panama with full power of substitution in respect of the special power of attorney herein granted.

IN WITNESS WHEREOF, the Owner has caused this First Preferred Mortgage to be duly executed the day and year first above written.



Almira Enterprises, Inc.



By: [SIGNATURE ILLEGIBLE]
    -----------------------
    Attorney-in-fact

                            ACCEPTANCE OF MORTGAGE
                            ----------------------


The Mortgagee hereby declares that it accepts this Mortgage upon the Vessel as a security for the moneys stated herein to be secured hereby and for the obligations of the Owner referred to herein



Effjohn International Cruise Holdings Inc.



By:/s/ Thomas Forss
   -----------------------------
Name:  Thomas Forss
Title: Attorney